EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated
February 23, 2001 included in R&B Falcon Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

/s/  Arthur Andersen LLP

Houston, Texas

December 17, 2001


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